                                                       Exhibit 22




                     COGNITRONICS CORPORATION

                           SUBSIDIARIES




                      Dacon Electronics Plc
                 (incorporated in United Kingdom)


                     Dacon Electronics Corp.
                   (incorporated in New Jersey)


                  American Computer Corporation
                    (incorporated in New York)
                            (inactive)


                       Reed Printing, Inc.
                    (incorporated in New York)
                            (inactive)


                     Stamford Crescent Corp.
                  (incorporated in Connecticut)
                            (inactive)